Exhibit 10.02

PROMISSORY NOTE

$2,200,000.00	August 31, 2006 Englewood, N.J. 07631

                 FOR VALUE RECEIVED, the undersigned, 195 SPRING VALLEY ASSOCIATES, LLC, a New Jersey limited liability company, (the “Borrower”) promises to pay to the order of JACLYN, INC., having an office located at 5801 Jefferson Street, West New York, New Jersey (the “Lender”) or at such other place as may be designated in writing by the Lender, on or before August 31, 2016 (the “Maturity Date”) the principal sum of TWO MILLION TWO HUNDRED THOUSAND ($2,200,000.00) DOLLARS together with interest on the unpaid principal balance hereof computed at the rate stated below. THIS IS A BALLOON NOTE.

                 1.       Interest Rate. The loan evidenced by this Note shall bear interest at a fixed equal to seven (7%) percent per annum. The loan shall bear interest from the date of closing until payment in full of the principal amount, said interest to be calculated on the basis of a 365-day year for the actual number of days involved. Interest only will be due and payable monthly for the first Thirty Six (36) months of the term. Principal and interest shall be amortized over three hundred (300) months and shall be payable in equal monthly installments during the final eighty-four (84) months of the term. All outstanding principal and interest shall be paid due in full on the Maturity Date, or upon sale of the Mortgaged Premises, whichever occurs first.

                2.       Security. This Note is subject to a Mortgage and Security Agreement made by Borrower to Lender of even date herewith in relation to the property known as 195-197 West Spring Valley Avenue, Maywood, New Jersey as more particularly described in said Mortgage and sometimes referred to as the “Mortgaged Premises,”, and Borrower does hereby covenant and promise well and truly to abide by and comply with each and every covenant and condition set forth herein and in said Mortgage and Security Agreement.

                 3.    Prepayment. The Note may be repaid in full or in part at any time without penalty.

                 4.       Late Fee. Without prejudice to any other provision herein, it is agreed that in the event any payment is not paid within fifteen (15) days of its due date, a “late charge” equal to five (5%) percent of the overdue payment may be charged by the Lender for the purpose of defraying the expenses incident to handling such delinquent payments. Such “late charge,” if not previously paid, shall be added to and become a part of the next succeeding monthly payment to be made hereunder.

                 5.       Additional Payments. In addition to the payments provided for in Paragraph 1 above, Borrower promises to pay, on demand, any additional monies required to be paid or advanced by Borrower or paid or advanced on behalf of Borrower by Lender pursuant to the terms of the Mortgage and Security Agreement.

                 6.       Default Interest Rate. From and after the maturity of this Note, either according to its terms or as a result of the declaration of maturity made by the Lender, whether by acceleration or otherwise, or from and after default in payment and/or default in the performance of any covenants or agreements irrespective of any declaration of maturity, the entire principal remaining unpaid hereunder, as well as all amounts owing pursuant to Paragraph 5 above shall bear interest at the default rate of seventeen (17%) percent per annum on the principal of this Note or the highest applicable lawful rate, whichever is the lesser, provided that there shall be no automatic reduction to the highest lawful rate as to any Borrower hereof barred by law from availing itself in any action or proceeding of the defense of usury or any Borrower barred or exempted from the operation of any law limiting the amount of interest that may be paid for the loan or use of money, or in the event this transaction, because of its amount or purpose for any other reason, is exempt from the operation of any such law.

                 7.       Events of Default. Each of the following shall constitute an event of default under this Note (each, an “Event of Default”):

A.

Any representation or warrant made by any Borrower herein or in the Mortgage and Security Agreement shall prove to have been false, incorrect or misleading in any substantial and/or material respect on the date of which same were made;

B.	Borrower shall have failed to make any payment of any installment of principal or interest on the Note on its due date, after the applicable grace period;

C.	Borrower shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower under the terms of the Mortgage and Security Agreement;

D.

Borrower shall have transferred or caused to have been transferred, title to or possession of any interest in the Mortgaged Premises, or any part thereof, to any party without the express prior written consent of the Lender;

E.	Borrower shall have entered into a secondary financing not previously approved by the Lender or shall have consented to the placing of any lien on the Mortgaged Premises;

F.

Borrower becomes insolvent or admits in writing its inability to pay its debts as they mature; or applies for, consents to, or acquiesces in the appointment of a trustee or receiver for any of its property; or in the absence of an application, consent, or acquiescence a trustee or receiver is appointed for it or a substantial part of its property and is not discharged within thirty (30) days; or it otherwise commits an act of bankruptcy; or any bankruptcy, reorganization, debt  arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against it and if instituted is consented to or acquiesced in by it or remains for undismissed for a period of thirty (30) days;

G.

Any government, board, agency, department, or commission takes possession or control of a substantial part of the property of the Borrower and such possession or control continues for thirty (30) days, unless Borrower is diligently pursuing a directive which will result in its obtaining possession and control of the Mortgaged Premises;

H.	A final judgment against any Borrower in excess of $10,000.00 which is not being contested in good faith and remains undischarged for thirty (30) days; or

I.	If the Borrower dissolves or ceases operations.

                 8.       Remedies. In case one or more Events of Default shall have occurred, the Lender shall have the following rights and remedies:

                  A.        The Lender may, by written notice to the Borrower, declare all amounts outstanding (with accrued interest thereon) with interest at the Default Rate from the date of the Event of Default to be immediately due and payable, whereupon the same shall become due and payable forthwith without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

                 B.        To take any action at law or in equity to collect the payments or to enforce the performance and observance of the obligations, agreements and covenants of the Borrower contained in this Note or the Mortgage and Security Agreement.

                  C.        To institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Note, and proceed therein to final judgment and execution for the entire unpaid balance of principal plus interest, plus costs of suit, interest and reasonable attorneys’ fees. In case of any sale of the Mortgaged Premises by virtue of judicial proceedings, the Mortgaged Premises may be sold in one parcel and as an entirety or in such parcels, manner or order as the Lender in its reasonable discretion may elect. The Lender shall be required to make any all all tenants parties defendant to a foreclosure proceeding.

                 All proceeds received from the sale or other disposition of the whole or any part of the Mortgaged Premises shall be applied as follows: (i) first, to the payment of all fees, costs and expenses incurred by the Lender in connection with such sale or disposition; (ii) second, to the payment in full of the loan; and (iii) third, the balance, if any, of such proceeds remaining after payment in full of the foregoing, to the Borrower or as a court of competent jurisdiction may otherwise direct.

                Without limiting the foregoing, in exercising its remedies upon the occurrence of an Event of Default, the Lender (i) shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Mortgaged Premises regardless of the cause thereof unless the same shall happen through its gross negligence or willful misconduct; (ii) shall be entitled to the appointment (without notice and without proof of diminution in value of the Mortgaged

Premises) of a receiver to take possession of all or any portion of the Mortgaged Premises and to exercise such powers as the court shall confer upon the receiver; and (iii) generally may perform all acts necessary or proper to carry out the intention of this Note, as fully and completely as though the Lender were the absolute owner of the Mortgaged Premises for all purposes, and the Borrower hereby ratifies and confirms all that the Lender shall do by virtue of this grant of power.

                The rights and remedies of the Lender hereunder shall be in addition to every other right and remedy now and hereafter provided by law; the rights and remedies of the Lender shall be cumulative and not exclusive one of the other; the Lender may exercise the same at such times, in such order, to such extent and as often as Lender deems advisable, and without regard to whether the exercise of one precedes, concurs with, or succeeds the exercise of another; no delay or omission by the Lender in exercising a right or remedy shall exhaust or impair the same, or constitute a waiver of, or acquiescence in, the Event of Default; and no waiver of an Event of Default by the Lender shall extend to or affect any other Event of Default or impair any right or remedy with respect thereto.

                 9.        Miscellaneous.

                A.       Notices. All notices to the Borrower shall be directed to the address set forth on the first page hereof, or at such other address as the Borrower shall designate to the Lender, and all notices to the Lender shall be directed to the address set forth on the first page hereof, or at such other address as the Lender shall designate to the Borrower, and all notices shall be in writing and shall be mailed by certified mail, return receipt requested, telexed, telecopied, telegraphed, hand delivered or sent by Federal Express or other similar reputable overnight delivery service providing for receipt of delivery, and shall be deemed given when received.

                B.       Invalid Provisions to Affect No Others. In case any one or more of the covenants, agreements, terms or provisions contained in this Note shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

                C.       Successors and Assigns; Gender; Number. All of the grants, covenants, terms, provisions and conditions of this Note shall run with the land and bind the Borrower, its successors and permitted assigns, and shall inure to the benefit of the Lender, the successors and assigns of the Lender and all subsequent holders of this Note. As used herein the singular shall include the plural and vice versa and the masculine shall include the feminine, the feminine the masculine and the neuter the feminine and/or the masculine and vice versa, as the context requires.

                D.       Captions. The captions herein are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Note or any particular paragraph or section hereof, nor the proper construction hereof.

                E.       Governing Law. This Note shall be governed by and construed according to the laws of the State of New Jersey.

                 F.       Usury. Anything herein to the contrary notwithstanding, the obligation of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest which may be charged or collected by the Lender.

                 G.       Construction. The Borrower and the Lender hereby acknowledge that each party and its counsel have reviewed and revised this Note and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note or any amendments, exhibits or schedules hereto.

                 H.       Waiver of Jury Trial. The undersigned Borrower hereby agrees to waive all rights to trial by jury of any issues raised under this Note or any other agreement or instrument signed by and between the undersigned and the Lender.

                 I.         Legal Fees. The prevailing party in any legal action including in relation to collection under this Note or to protect or foreclose the security given for this Note, shall be entitled reasonable attorneys fees and expenses for the services of such counsel, whether or not suit be brought.

                 J.         Modifications. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                 K.         Validity of Loan. Anything herein to the contrary notwithstanding, if from any circumstances whatever fulfillment of any provision of this Note at the time performance of said provision shall be due shall involve transcending the limit of validity prescribed by the usury statutes of the State of New Jersey or any other law of the State of New Jersey, then ipsofacto the obligation to be fulfilled shall be reduced to the limit of such validity so that in no event shall exaction be possible under this Note in excess of the limit of such validity.

WITNESS:	195 SPRING VALLEY ASSOCIATES, LLC
A New Jersey limited liability company

/s/ Matthew Cohen Matthew Cohen	By: /s/ Howard Kent HOWARD KENT, Managing Member
/s/ Matthew Cohen Matthew Cohen	By: /s/ Gregory Van Cleef GREGORY VAN CLEEF, Managing Member